                                                                   EXHIBIT 10.22





                                 TOM BROWN, INC.

                           DEFERRED COMPENSATION PLAN

                          EFFECTIVE AS OF MARCH 1, 2001

                                 TOM BROWN, INC.
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS


ARTICLE I        GENERAL
Sec. 1.1         Name of Plan...............................................................  1
Sec. 1.2         Purpose....................................................................  1
Sec. 1.3         Effective Date.............................................................  1
Sec. 1.4         Company....................................................................  1
Sec. 1.5         Participating Employers....................................................  1
Sec. 1.6         Construction and Applicable Law............................................  1

ARTICLE II       DEFINITIONS
Sec. 2.1         Accounts...................................................................  1
Sec. 2.2         Beneficiary................................................................  2
Sec. 2.3         Board......................................................................  2
Sec. 2.4         Code.......................................................................  2
Sec. 2.5         Compensation...............................................................  2
Sec. 2.6         Employer Credits...........................................................  2
Sec. 2.7         ERISA......................................................................  2
Sec. 2.8         Investment Credits.........................................................  2
Sec. 2.9         Participant................................................................  3
Sec. 2.10        Plan Year..................................................................  3
Sec. 2.11        Qualified Employee.........................................................  3
Sec. 2.12        Retirement.................................................................  3
Sec. 2.13        Successor Employer.........................................................  3
Sec. 2.14        Termination of Employment..................................................  3
Sec. 2.15        Valuation Date.............................................................  4

ARTICLE III      PARTICIPATION
Sec. 3.1         Eligibility for Participation..............................................  4
Sec. 3.2         Duration of Participation..................................................  4
Sec. 3.3         No Guarantee of Employment.................................................  4

ARTICLE IV       DEFERRED COMPENSATION AND CREDITS TO ACCOUNTS
Sec. 4.1         Election to Defer Compensation.............................................  5
Sec. 4.2         Employer Credits...........................................................  6
Sec. 4.3         Investment Credits and Valuation of Accounts...............................  6
Sec. 4.4         Unsecured Obligations......................................................  8

ARTICLE V        DISTRIBUTION OF ACCOUNTS
Sec. 5.1         Distribution of Retirement Account upon Retirement.........................  8
Sec. 5.2         Distribution of Retirement Account following Other Termination of Employment .............................................................  9
Sec. 5.3         Distributions from Fixed Period Account.................................... 10
Sec. 5.4         Distribution on Death...................................................... 10
Sec. 5.5         Beneficiary Designation.................................................... 10
Sec. 5.6         Distributions for Severe Financial Hardship................................ 11
Sec. 5.7         Payment of Small Benefits.................................................. 11

Sec. 5.8         Modification of Elections for Tax Considerations........................... 11
Sec. 5.9         Withholding and Taxes...................................................... 11
Sec. 5.10        Distributions Following Change in Control.................................. 12

ARTICLE VI       ADMINISTRATION
Sec. 6.1         Administration By the Company.............................................. 13
Sec. 6.2         Claims Procedure........................................................... 13

ARTICLE VII      AMENDMENT AND TERMINATION
Sec. 7.1         Amendment.................................................................. 14
Sec. 7.2         Termination of Plan........................................................ 14

ARTICLE VIII     MISCELLANEOUS
Sec. 8.1         Benefits May Not Be Assigned or Alienated.................................. 14
Sec. 8.2         Incompetency............................................................... 14
Sec. 8.3         Notices.................................................................... 14
Sec. 8.4         Severability............................................................... 15
Sec. 8.5         Headings................................................................... 15
Sec. 8.6         Capitalized Definitions.................................................... 15
Sec. 8.7         Gender..................................................................... 15
Sec. 8.8         Use of Compounds of Word "Here"............................................ 15
Sec. 8.9         Construed as a Whole....................................................... 15

                                 TOM BROWN, INC.
                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     GENERAL

            SEC. 1.1 NAME OF PLAN. The name of this plan is the "Tom Brown, Inc. Deferred Compensation Plan" (referred to hereinafter as the "Plan").

            SEC. 1.2 PURPOSE. The Plan has been established to provide additional future income to certain select management or highly compensated employees through voluntary deferrals of Compensation.

            SEC. 1.3 EFFECTIVE DATE. The "Effective Date" of the Plan, the date as of which the Plan was established, is March 1, 2001.

            SEC. 1.4 COMPANY. For purposes of this Plan, "Company" means Tom Brown, Inc., a Delaware corporation, and any Successor Employer thereof.

            SEC. 1.5 PARTICIPATING EMPLOYERS. The Company is a "Participating Employer" in the Plan. Each subsidiary or affiliate of the Company that employs one or more Participants shall also be a Participating Employer. Each Participating Employer shall pay the cost of the benefits to which a Participant is entitled under the Plan attributable to service with that employer, and its share of the other expenses of the Plan, in each case in such amounts as are determined by the Company in its sole discretion. As of March 1, 2001, the only other Participating Employer in the Plan is Retex Inc., a Wyoming corporation.

            SEC. 1.6 CONSTRUCTION AND APPLICABLE LAW. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to qualify under Code Section 401(a) or 403(a). The Plan shall be administered and construed consistent with said intent. This Plan also shall be governed and construed in accordance with the laws of the State of Colorado as applied to contracts executed and to be wholly performed within said state to the extent that such laws are not preempted by the laws of the United States of America.


                                   ARTICLE II

                                   DEFINITIONS

            SEC. 2.1 ACCOUNTS. "Accounts" shall be established for each eligible Participant reflecting the amounts owed to the Participant or the Participant's Beneficiary under the terms of this Plan. The following Accounts may be established for each Participant:

        (a) Retirement Account. A Retirement Account shall be established to which shall be credited the amounts of Compensation deferred by the Participant under Sec. 4.1 (other than amounts the Participant elects to have credited to a Fixed Period Account), Employer Credits determined under Sec. 4.2, and the Investment Credits under Sec. 4.3 related to those deferrals and credits.

        (b) Fixed Period Account. If the Participant so elects under Sec. 4.1(d), a Fixed Period Account shall be established to which shall be credited the deferrals under Sec. 4.1 that the Participant elects to have credited to this type of Account and the Investment Credits under Sec. 4.3 related to those deferrals.

            (1) The Participant may elect to establish separate Fixed Period Accounts with different maturity dates for amounts deferred in different Plan Years. However, deferrals during a particular Plan Year may be allocated only to one Fixed Period Account, and no more than five Fixed Period Accounts with different maturity dates may exist for the Participant at any time.

            (2) The maturity date of each Fixed Period Account is January 1st of a year specified by the Participant that is at least two years after the year for which the Account is originally established.

The Company may maintain sub-accounts for a Participant within each Account to reflect the amount deferred or credited for each Plan Year and Investment Credits on that amount. Each Participant is always 100% vested in the amounts credited to his or her Accounts.

            SEC. 2.2 BENEFICIARY. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Sec. 5.5.

            SEC. 2.3 BOARD. "Board" means the board of directors of the Company.

            SEC. 2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            SEC. 2.5 COMPENSATION. "Compensation" for a Plan Year means the compensation to which the Participant is entitled from the Participating Employers during the Plan Year. For purposes of this Plan, Compensation includes the following two sub-categories:

        (a) Base Compensation means the Compensation classified as such by the Company which is paid to the Participant by a Participating Employer on a regular periodic basis during the Plan Year.

        (b) Bonus Compensation means the amounts paid to the Participant during a Plan Year under the Company's bonus program or programs covering the Participant.

            SEC. 2.6 EMPLOYER CREDITS. "Employer Credits" are the credits allocable to the Participant's Retirement Account pursuant to Sec. 4.2.

            SEC. 2.7 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            SEC. 2.8 INVESTMENT CREDITS. "Investment Credits" are the gains or losses allocable to Accounts of Participants under Sec. 4.3 based on the investment indexes elected by the Participant.

            SEC. 2.9 PARTICIPANT. A "Participant" is an individual described as such in Article III.

            SEC. 2.10 PLAN YEAR. A "Plan Year" is the 12-consecutive-month period commencing on each January 1 and ending on the following December 31. However, the first Plan Year of the Plan is the period commencing on March 1, 2001 and ending on December 31, 2001.

            SEC. 2.11 QUALIFIED EMPLOYEE. "Qualified Employee" for a Plan Year means any select management or highly compensated employee of the Company or another Participating Employer who meets both of the following requirements:

        (a) The employee has been designated in writing by the President of the Company as eligible for this Plan for the current Plan Year.

        (b) The employee qualifies as a "highly compensated employee" under Code
            Section 414(q) for the current Plan Year based on his or her pay during the preceding Plan Year which is recognized for purposes of applying that section (determined after subtracting all deferrals under this Plan during the preceding Plan Year). If the employee was hired by the Participating Employers during the preceding Plan Year, the employee's pay during the preceding Plan Year for purposes of applying this subsection shall be the employee's annual rate of Base Compensation on the last day of the preceding Plan Year. This subsection shall not apply during the Plan Year in which the employee is first employed by the Participating Employers.

            SEC. 2.12 RETIREMENT. "Retirement" means the Termination of Employment of a Participant (other than by reason of death) on or after the date the Participant satisfies any of the following requirements:

        (a) The Participant has reached age 59 1/2.

        (b) The Participant has both reached age 55 and is credited with 10 or more years of "vesting service" as defined in the Tom Brown, Inc. 401(k) Plan.

        (c) The Participant has become disabled, regardless of age or service, and has been determined to be eligible for benefits under the Company's Long Term Disability Plan (or under a long term disability plan maintained by another Participating Employer).

            SEC. 2.13 SUCCESSOR EMPLOYER. A "Successor Employer" is any entity that succeeds to the business of the Company through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan.

            SEC. 2.14 TERMINATION OF EMPLOYMENT. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon the employee's resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the Company or another Participating Employer as in effect from time to time, results in the termination of the employer-employee relationship.

            SEC. 2.15 VALUATION DATE. "Valuation Date" means each date on which the Accounts of Participants are valued for purposes of this Plan. Valuation Dates shall include the last day of the Plan Year and such other dates as the Company determines are necessary or advisable for the administration of the Plan. Until the Company determines to use other Valuation Dates, the Valuation Dates are each business day on which the New York Stock Exchange is open for trading.


                                   ARTICLE III

                                  PARTICIPATION

            SEC. 3.1 ELIGIBILITY FOR PARTICIPATION. An employee shall become a Participant in the Plan on the later of the date on which he or she becomes a Qualified Employee, or the effective date of an election by the individual to make deferrals under Sec. 4.1. However, the individual shall become a Participant on the date he or she first receives an Employer Credit under Sec. 4.2, if earlier.

            SEC. 3.2 DURATION OF PARTICIPATION. An employee who becomes a Participant shall continue to be eligible to make elections under Sec. 4.1 thereafter, subject to the following:

        (a) The Participant's deferrals shall cease on the earliest of:

            (1)   The date the Participant's Termination of Employment occurs.

            (2) The date on which the Participant ceases to be a Qualified Employee.

            (3) The date the Participant fails to meet the requirements of any regulations which may be issued by the Department of Labor that define the phrase "select group of management or highly compensated employees" under ERISA.

        (b) No deferrals under Sec. 4.1 shall be made from any Compensation that is payable to the Participant after the earliest of the dates specified in subsection (a) unless he or she again meets the requirements for being a Qualified Employee for a subsequent Plan Year. However, an individual shall continue to be a Participant for purposes of the provisions of the Plan other than Sec. 4.1 or Sec.
            4.2 until the date all of his or her Accounts have been distributed.

        (c) If an employee who has elected to make deferrals under Sec. 4.1 for a particular Plan Year is subsequently determined not to be a Qualified Employee for that Plan Year, the employee's deferral election for that year will be canceled and any amounts which may have already been deferred for that year will be promptly refunded to the employee.

            SEC. 3.3 NO GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment with any Participating Employer. Such participation shall in no way interfere with any rights Participating Employers would have in the absence of such participation to determine the duration of the employee's employment.

                                   ARTICLE IV

                  DEFERRED COMPENSATION AND CREDITS TO ACCOUNTS

            SEC. 4.1 ELECTION TO DEFER COMPENSATION. Prior to the first day of any Plan Year beginning on or after the Effective Date, a Qualified Employee may elect to have part or all of the Base Compensation and/or Bonus Compensation payable during that Plan Year credited to his or her Accounts rather than being paid in cash. The Compensation actually payable during the Plan Year to a Participant who elects deferred compensation under this section shall be reduced by the percentage or amount so elected, subject to the following:

        (a) Elections shall be made on forms specified by the Company for purposes of this Plan. Elections for each Plan Year must be filed during the election period specified by the Company for such Plan Year, which period must end on or prior to December 31 of the previous year. Notwithstanding the previous sentence,

            (1) An election by an individual who first becomes a Qualified Employee during but after the first day of a Plan Year may be filed within 30 days following the date the individual becomes a Qualified Employee, and will be effective as of the first day of the first pay period commencing after the election is filed.

            (2) Elections for the Plan Year commencing March 1, 2001 must be filed on or before February 16, 2001, and shall apply to Base Compensation payable on or after March 1, 2001 and to the Bonus Compensation payable on or about March 1, 2001.

        (b) The Participant may elect to defer any whole percent of Base Compensation payable during each pay period ending in the Plan Year, but not more than 50%. The Participant may also elect to defer any dollar amount of Base Compensation, in even $1,000 increments and spread evenly over the pay periods ending in the Plan Year, provided that the total amount deferred may not exceed 50% of Base Compensation. However, the amount of Base Compensation for the Plan Year remaining after deducting the deferral elected by the Participant for that Plan Year may not be less than the compensation amount required during that year in order for an individual to be a "highly compensated employee" under Code Section 414(q) for the following year (which is $85,000 during 2001). The Participant's deferral election shall be reduced as necessary to satisfy the limit in the preceding sentence.

        (c) The Participant may elect to defer any whole percent (not more than 100%) of any payment of Bonus Compensation to be made during the Plan Year, any dollar amount of such Bonus Compensation (in even $1,000 increments, and not to exceed 100% of such Bonus Compensation), or 100% of any such Bonus Compensation in excess of a specified dollar amount. Notwithstanding the foregoing, the amount deferred may not exceed the Bonus Compensation that remains after the deduction of any taxes attributable to the amounts deferred which are required to be withheld and which are not withheld from other compensation payable to the Participant.

        (d) The Participant's election for each Plan Year shall specify the percent of the amount deferred during that year that is to be allocated to the Participant's Retirement Account and the percent that is to be allocated to the Participant's Fixed Period Account. The election must be stated in whole percents and must total 100%. If the Participant fails to file an adequate election under this subsection, the entire amount deferred (or the portion of the deferral which is not specifically allocated to a Fixed Period Account, if applicable) shall be allocated to the Participant's Retirement Account.

        (e) The deferred compensation credited under the Plan on behalf of a Participant for a Plan Year shall be allocated to the Accounts of the Participant as of the date that the Base Compensation or Bonus Compensation would otherwise have been paid to the Participant in cash.

        (f) The Participant must file a separate election with the Company for each Plan Year for which deferrals are to be made under this Plan. An election for a Plan Year shall become irrevocable on the first day of that year, subject to subsection (g). Elections will not carry over into subsequent Plan Years.

        (g) Notwithstanding the foregoing provisions of this section:

            (1) All deferrals by a Participant shall cease as of (i) the date the Participant receives a hardship withdrawal under any qualified defined contribution plan subject to Code Section 401(k) maintained by the Company or any of its affiliates which requires that deferrals be suspended for a certain period of time following such withdrawal, or (ii) the date the Participant receives a withdrawal from this Plan for severe financial hardship due to an unforeseeable emergency under Sec. 5.6. Deferrals under this section may not recommence until the first day of the second Plan Year beginning after the date deferrals ceased under the previous sentence.

            (2) The Company may in its sole discretion cancel a Participant's deferral election for the current Plan Year upon the request of a Participant if the Company determines that an event has occurred which would make the Participant eligible for a withdrawal for severe financial hardship due to an unforeseeable emergency under Sec. 5.6. Deferrals under this section may not recommence until the first day of the second Plan Year beginning after the date deferrals ceased under the previous sentence. The Participant may request that deferrals cease under this paragraph whether or not the Participant requests a withdrawal under Sec. 5.6.

            SEC. 4.2 EMPLOYER CREDITS. The Compensation Committee of the Board may determine in its sole discretion that a credit will be made by the Company or other Participating Employer to the Retirement Account of one or more eligible Participants for a particular Plan Year. If a credit is to be made for a particular Participant for a Plan Year, the Committee will determine the amount of the credit, the date or dates on which the amount will be credited to the Participant's Retirement Account, and any rules the Participant must satisfy to receive the credit. Such rules may include, but are not limited to, requirements that the Participant must be employed by the Participating Employers on a particular date during or after the end of the Plan Year, that the Participant must complete a certain number of hours of service during the Plan Year, or that the Participant must meet certain performance standards for the year.

            SEC. 4.3 INVESTMENT CREDITS AND VALUATION OF ACCOUNTS. The Accounts of each Participant will be adjusted as of each Valuation Date to reflect Investment Credits, deferrals allocated to the Account under Sec. 4.1, Employer Credits allocated under Sec. 4.2, and distributions from the Account under
Article V, since the previous Valuation Date, subject to the following:

        (a) Investment Credits will be based on the investment index or indexes selected by the Participant to measure the deemed rate of investment return on his or her Accounts. The investment indexes will include such investment options as the Company makes available under this Plan from time to time. The Company may in its sole discretion add additional options or delete existing options available to a Participant at any time, provided the Participant has been notified as described in Sec. 7.1. Notwithstanding anything in the Plan to the contrary, the Company shall be under no obligation to purchase any investments used for determining Investment Credits. The investment indexes are used solely for the recordkeeping purpose of measuring gains and losses on each Participant's Accounts, and the Participant's Accounts are not actually being invested in the indexes.

        (b) All investment elections shall be filed in writing on a prescribed form (or in such other manner as the Company may authorize from time to time) with the Company or with such agent or agents as may be designated from time to time by the Company for this purpose. Each investment election shall remain in effect until a new election is filed by the Participant.

        (c) An initial investment election shall be filed by the Participant when an Account is first established for the Participant. Thereafter, the Participant may change the investment indexes for existing Account balances and future credits effective as of any Valuation Date, provided the change is filed prior to the deadline that may be established by the Company or its designated agent from time to time for the desired effective date. All investment elections must be expressed in whole percent increments for each option.

        (d) A Participant may file separate investment elections for his or her Retirement Account and Fixed Period Account, and may also file separate investment elections for the existing Account balance and for future amounts to be credited to each Account. If the Participant fails to file an effective investment election for all or part of an Account, that amount shall be credited with Investment Credits according the yield on a default investment option designated by the Company from time to time.

        (e) If distributions are to be made in installments following the death of a Participant who had begun receiving payments following Retirement, each Beneficiary shall have the same right to make investment elections for the portion of the Participant's Accounts held on behalf of the Beneficiary as the Participant had prior to death.

        (f) All investment elections shall be in accordance with such rules and regulations as the Company or its designated agent may establish from time to time. The Company or its agent may also establish such procedures for the valuation of Accounts as the Company or its agent determines in its sole discretion will reasonably reflect the period of time amounts were credited to each Account.

        (g) Notwithstanding the foregoing, the Company may modify or disregard an investment election filed by a Participant to the extent the Company determines that such action is necessary to comply with the terms of this Plan or to avoid adverse tax consequences to the Participant or any Participating Employer. The Company may delay the implementation of Participant investment elections under this section to a date later than March 1, 2001, in which case the Participant's Accounts will be credited during the period of the delay with

            Investment Credits at a rate or index established by the Company for this purpose prior to March 1, 2001.

            SEC. 4.4 UNSECURED OBLIGATIONS. A Participant's credits in his or her Accounts shall be an unsecured obligation of the Participating Employers to pay the Participant (or the Participant's Beneficiary, in the event of the Participant's death) the actual amount of the credits at the time designated in
Article V. Each Participant or Beneficiary is only a general creditor of the Participating Employers with respect to his or her Accounts. Accounts are maintained for recordkeeping purposes only. Notwithstanding the foregoing, obligations to pay benefits under this Plan may be satisfied by distributions from a grantor trust created by the Company in its sole discretion for such purpose. Each Participant shall cooperate with the Company and shall execute any documents or submit to any physical examination reasonably required by the Company in connection with the administration of the Plan.


                                    ARTICLE V

                            DISTRIBUTION OF ACCOUNTS

            SEC. 5.1 DISTRIBUTION OF RETIREMENT ACCOUNT UPON RETIREMENT. Following a Participant's Retirement, the Participant's Retirement Account will be distributed commencing as soon as administratively feasible after the January 1 following the Participant's Retirement date. The distribution will be made in the manner elected by the Participant, subject to the following:

        (a) At the time the Participant first enrolls in the Plan pursuant to Sec. 4.1, the Participant must file an election as to how the balance in the Participant's Retirement Account will be distributed. The election must be made on a form provided by the Company for this purpose.

            (1) The Participant may elect to have the Retirement Account paid in any of the following forms:

                  (A) A single lump payment.

                  (B) Annual installments over a period of 5 or 10 years, as specified by the Participant.

            (2) Notwithstanding the foregoing, if an individual becomes a Participant solely as a result of an Employer Credit being allocated to his or her Retirement Account under Sec. 4.2, the Participant may file the election under this subsection within 90 days after the date on which the first such Employer Credit was allocated.

            (3) Except as provided in paragraph (4) of this subsection and in subsection (d) of this section, any election under this subsection is irrevocable and applies to all future credits to the Participant's Retirement Account. If the Participant fails to file an election, he or she will be deemed to have elected that a lump sum distribution is to be paid as soon as administratively feasible following his or her Retirement date.

            (4) During the annual election period established by the Company for purposes of Sec. 4.1, the Participant may file a new election revoking the distribution method previously selected under this subsection and designating a new distribution method permitted under this subsection. Any such election shall be effective on the second January 1st following the date it is filed with the Company, and shall take effect on such January 1st only if the Participant has not had a Termination of Employment or died prior to such date.

        (b) The Participant's Retirement Account will be valued as of December 31 of the year in which the Participant's Retirement occurs. Any lump sum distribution will be based on that valuation.

        (c) If payments are to be made in installments, the payments will be made as of the commencement date provided under this section and as of each anniversary of that date (with the actual payments to be made as soon as administratively feasible after such dates). The annual amount to be paid in each calendar year will be equal to the value of the Retirement Account on the December 31 preceding the date the payment is to be made, divided by the number of annual payments that remain, subject to the following:

            (1) The Retirement Account will continue to be adjusted for Investment Credits pursuant to Sec. 4.3 during the installment period.

            (2) In all events, installment payments will cease when the balance of the Participant's Retirement Account is equal to $0.

            (3) The payment for the final year of installments will include the entire balance remaining in the Retirement Account at that time.

        (d) Notwithstanding the foregoing, at any time following a Participant's Retirement, the Participant (or the Beneficiary following the Participant's death) may elect to receive a lump sum distribution of up to 100% of the balance of the Participant's Accounts (including any undistributed Fixed Period Account), subject to the following:

            (1) Prior to the distribution under this subsection, an amount equal to 10% of the amount to be withdrawn will be subtracted from the amount withdrawn and will be forfeited to the Company.

            (2) Any election to withdraw 75% or more of the Participant's entire Account balance will be deemed to be an election to withdraw the entire Account balance minus the portion to be forfeited under paragraph (1).

            SEC. 5.2 DISTRIBUTION OF RETIREMENT ACCOUNT FOLLOWING OTHER TERMINATION OF EMPLOYMENT. Upon a Participant's Termination of Employment for a reason other than Retirement or death, the Participant's Retirement Account will be paid to the Participant pursuant to the provisions of Sec. 5.1, except that distribution of the Participant's Retirement Account shall occur or commence as soon as administratively feasible after the January 1 following the Participant's Termination of Employment. Any installment method selected by the Participant shall be paid in accordance with Sec. 5.1(c), except that the installment period shall not exceed five years regardless of the period elected by the Participant.

            SEC. 5.3 DISTRIBUTIONS FROM FIXED PERIOD ACCOUNT. If the Participant has elected to allocate deferrals under Sec. 4.1 to a Fixed Period Account, distributions from that Account shall be determined as follows:

        (a) At the time a Fixed Period Account is established, the Participant must select a future year in which that Account is to be distributed. The year selected must be at least two years after the year in which that Account is first established.

        (b) Each Fixed Period Account will be distributed commencing as soon as administratively feasible after its maturity date in a single lump sum, or in installments, as elected by the Participant for that Account pursuant to Sec. 5.1(a) and (c).

        (c) An election regarding the terms of a Fixed Period Account is irrevocable as to that Account as provided in Sec 5.1(a), except as provided in Sec. 5.1(a)(4) or (d) with respect to changes in the method of distribution of the Account.

        (d) Any Fixed Period Account that has not been distributed when a Participant's Retirement occurs shall be distributed to the Participant (or to the Beneficiary in the event of the Participant's subsequent death) as provided in this Sec. 5.3. Any Fixed Period Account that has not been distributed when any other Termination of Employment occurs shall be distributed as provided in Sec. 5.2 or Sec. 5.4, whichever is applicable.

            SEC. 5.4 DISTRIBUTION ON DEATH. Upon the death of a Participant, the Participant's Beneficiary or Beneficiaries shall be entitled to the entire balance of the Participant's Accounts.

        (a) Except as provided in subsection (b) or (c), such payment shall be made in a single lump sum payment to the Participant's Beneficiary or Beneficiaries within 90 days after the last day of the month in which the Participant's death occurred, and shall be equal to the value of the Participant's Accounts determined as of the last day of the month in which the Participant's death occurred.

        (b) If the Participant died after beginning to receive installment payments under Sec. 5.1 following Retirement, the Beneficiary or Beneficiaries shall receive the remaining installment payments at the same times as the Participant would have received them if he or she had survived.

        (c) If the Participant died before beginning to receive installment payments from an Account but had elected an installment payment method for such Account pursuant to Sec. 5.1(a), the Beneficiary or Beneficiaries shall receive installments according to that method, except that the installment payments shall commence within 90 days after the last day of the month in which the Participant's death occurred.

            SEC. 5.5 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution of the amount credited to the Participant's Accounts. Each Participant shall have the right to change his or her Beneficiary designation at any time. Each Beneficiary designation shall become effective only when filed in writing with the Company during the Participant's life on a form prescribed by or approved by the Company. The rights of each Beneficiary shall be subject to the terms and conditions specified on the designation form to the extent consistent with the terms of the Plan. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Beneficiary shall be the Participant's estate.

            SEC. 5.6 DISTRIBUTIONS FOR SEVERE FINANCIAL HARDSHIP. Notwithstanding the foregoing sections of this Article V, the Company in its sole discretion may approve a request by a Participant for a withdrawal from the Participant's Accounts due to an unforeseeable emergency. An "unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if an early withdrawal is not permitted. Any such early withdrawal approved by the Company may not exceed the amount reasonably necessary to meet the emergency. Upon a withdrawal under this section, deferrals by the Participant will be suspended as provided in Sec. 4.1(g)(1). Only one hardship withdrawal under this section will be allowed during any Plan Year.

            SEC. 5.7 PAYMENT OF SMALL BENEFITS. Notwithstanding the foregoing provisions of this Article V, if the total balance of the Participant's Accounts upon his or her Retirement or other Termination of Employment is less than $10,000, the Company will pay the entire balance in a single lump sum on a date determined by the Company as soon as administratively feasible following the Participant's Retirement or other Termination of Employment.

            SEC. 5.8 MODIFICATION OF ELECTIONS FOR TAX CONSIDERATIONS. Notwithstanding anything to the contrary in the foregoing sections of this
Article V or in any election filed by a Participant:

        (a) If the Company determines, based on advice of legal counsel or a final determination by the Internal Revenue Service or a court of competent jurisdiction, that a Participant or Beneficiary may be held to be in constructive receipt of benefits under this Plan and required to recognize such benefit immediately or retroactively for income tax purposes, the Company may in its sole discretion take either of the following actions:

            (1) Distribute the entire affected benefit in a single lump sum as soon as administratively feasible.

            (2) Take written action modifying the Participant's election and/or the terms of the Plan (retroactively, if necessary) in a manner that will eliminate the allegation of constructive receipt while at the same time carrying out the Participant's original intent to the extent possible.

        (b) The Company may postpone any payment to be made to a Participant or Beneficiary until a subsequent fiscal year of the Company to the extent the Company determines to be necessary in order to avoid the loss of an income tax deduction under Code Section 162(m).

            SEC. 5.9 WITHHOLDING AND TAXES. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations. Any Social Security (FICA) taxes which must be withheld prior to the distribution of benefits to the Participant shall be withheld from the amounts deferred, or from the Participant's other compensation, as determined by the Company. The Company provides no assurances or guarantees regarding the tax treatment of amounts deferred or payments made under this Plan. Each Participant is solely responsible for any applicable income, excise and other taxes, penalties or interest (including any excise tax under Code Section 4999).

            SEC. 5.10 DISTRIBUTIONS FOLLOWING CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, if (i) a Change in Control occurs, and (ii) at any time on or after the date the Change in Control occurs, the debt of the Company (or the Company's ultimate parent in the event the Company has become a subsidiary of another entity) is not or ceases to be of investment grade, then the entire value of each Participant's Accounts (including any Participant who has previously had a Termination of Employment but whose Accounts have not yet been completely distributed) shall be distributed to the Participant in a lump sum not later than 10 calendar days following the date the requirements of both clause (i) and clause (ii) of this sentence have been satisfied.

        (a) For purposes of this section, "Change in Control" means the occurrence of any of the following events:

            (1) A majority of the directors of the Company are persons other than persons (i) for whose election proxies have been solicited by the Board or (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships.

            (2) After the Effective Date, beneficial ownership (as determined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (or any successor thereto)) of more than 20% of all outstanding voting stock of the Company is acquired in one or more transactions by any person or group of persons acting in concert (other than the Company).

            (3) The stockholders of the Company approve a definitive agreement or plan to accomplish any of the following transactions:

                  (A) Merge or consolidate the Company with or into another corporation (other than (i) a merger or consolidation with a corporation controlling the Company or controlled by the Company within the meaning of Code Section 368(c), or (ii) a merger in which the Company is the surviving corporation and either (I) no outstanding voting stock of the Company (other than fractional shares) held by stockholders immediately prior to the merger is converted into cash, securities or other property, or (II) all holders of outstanding voting stock of the Company (other than fractional shares) immediately prior to the merger have substantially the same proportionate ownership of the voting stock of the Company or its parent corporation immediately after the merger).

                  (B) Exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by stockholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for shares of another corporation.

                  (C) Sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

                  (D)  Liquidate or dissolve the Company.

        (b) For purposes of this section, an entity's debt will cease to be of "investment grade" on the date the entity is assigned a credit rating that is less than investment grade by either Moody's Investors Service (as of the Effective Date, less than BBB minus) or Standard & Poor's Ratings Services (as of the Effective Date, less than Baa minus). However, if the applicable entity does not have a rating with either of said services, the entity's debt will be treated as being of investment grade if its debt to book value capitalization ratio is less than 45%.


                                   ARTICLE VI

                                 ADMINISTRATION

            SEC. 6.1 ADMINISTRATION BY THE COMPANY. The Company shall administer the Plan, shall establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan, and shall have discretionary authority to interpret the provisions of the Plan. The interpretations of the Company shall be conclusive on all parties.

            SEC. 6.2 CLAIMS PROCEDURE. A Participant or Beneficiary may make a claim for Plan benefits by filing a written request with the Company. The claim shall be determined by the Company within 90 days after the receipt of the written claim (unless the Company extends the period for up to an additional 90 days).

        (a) Notice of the Company's decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Company to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

        (b) The claimant or a duly authorized representative may, within 60 days after receiving such written notice, request in writing that the Company review its decision. The Company may afford the claimant a hearing and shall afford the claimant the opportunity to review all pertinent documents and submit issues and comments orally or in writing. The Company shall render a review decision in writing within 60 days after receipt of request for review (unless the Company extends the review period for up to an additional 60 days). The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the Company.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

            SEC. 7.1 AMENDMENT. The Plan may be amended in whole or in part at any time for any reason by action of the Board or the Compensation Committee of the Board, or by action of any person to whom that authority has been delegated by the Board. No amendment shall decrease the benefits under the Plan which have accrued prior to the date such amendment is adopted. However, (i) the Company may modify the investment index options under Sec. 4.3 to be used to determine Investment Credits for a Participant's Accounts commencing as of a date specified by the Company, but not sooner than 30 days after the date a notice of the change is either mailed or hand-delivered to the Participant, and (ii) Sec.
5.10 may be amended in any manner and without notice, provided no Change in Control has occurred on or before the date the amendment is adopted.

            SEC. 7.2 TERMINATION OF PLAN. The Company, by action of the Board, may terminate the Plan at any time. After such termination, no employee shall become a Participant, and no further amounts shall be credited pursuant to Sec.
4.1 or Sec. 4.2 to Accounts of Participants. At the discretion of the Company, the amounts credited to the Accounts of Participants may be either (i) distributed to Participants within 90 days after the date of termination based on values determined as of the last day of the month in which the termination occurred, (ii) distributed in annual installments over the three years following the date of termination, or (iii) distributed in accordance with Article V.


                                  ARTICLE VIII

                                  MISCELLANEOUS

            SEC. 8.1 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. Neither a Participant nor any Beneficiary shall have the right to sell, assign, transfer, encumber or otherwise convey any right to receive any payment hereunder. No part of the amounts payable hereunder shall be subject to seizure or sequestration for the payment of any debts or judgments owed by a Participant or any other person (other than the Participating Employers). However, the Company may offset the obligations to the Participant or the Participant's Beneficiary hereunder by any amounts the Participant owes to the Company or any other Participating Employer, provided that such amounts owed by the Participant are not related in any way to the benefits payable under this Plan and were not incurred in anticipation of the benefits to which the Participant may become entitled hereunder.

            SEC. 8.2 INCOMPETENCY. Every person receiving or claiming benefits under this Plan shall be conclusively presumed to be mentally competent until the date on which the Company receives a written notice in a form and manner acceptable to the Company that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his or her estate has been appointed. In such event, the Company may direct payments of benefits to such guardian, conservator or other person legally vested with the care of the person's estate and any such payments so made shall be a complete discharge of the Participating Employers to the extent so made.

            SEC. 8.3 NOTICES. Notices required by this Plan to be given to the Company or a Participant shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail.

            SEC. 8.4 SEVERABILITY. The invalidity or partial invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect.

            SEC. 8.5 HEADINGS. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

            SEC. 8.6 CAPITALIZED DEFINITIONS. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

            SEC. 8.7 GENDER. Any references to the masculine gender include the feminine and vice versa.

            SEC. 8.8 USE OF COMPOUNDS OF WORD "HERE". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

            SEC. 8.9 CONSTRUED AS A WHOLE. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions hereof and shall not be construed separately without relation to the context.


Dated: January 12, 2001              TOM BROWN, INC.


                                     By     /s/  James D. Lightner
                                        ---------------------------------------
                                            Its President